UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 4, 2003

CANDELA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-14742	04-2477008
(Commission File Number)	(I.R.S. Employer Identification Number)

530 Boston Post Road, Wayland, Massachusetts	01778
(Address of Principal Executive Offices)	(Zip Code)

(508) 358-7400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 4.      Changes in Registrant’s Certifying Accountant.

On December 4, 2003, we dismissed our independent auditors, Ernst & Young LLP (“Ernst & Young”).  The reports of Ernst & Young on our consolidated financial statements for our fiscal years ended June 29, 2002 and June 28, 2003 contained no adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

On December 4, 2003, we engaged BDO Seidman, LLP (“BDO Seidman”) to serve as our independent auditors for our fiscal year ending July 3, 2004.  The decision to dismiss Ernst & Young and engage BDO Seidman was approved by the Audit Committee of our Board of Directors (the “Audit Committee”).

During our fiscal years ended June 29, 2002 and June 28, 2003 and through the date of this Current Report on Form 8-K, there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

During our fiscal years ended June 29, 2002 and June 28, 2003 and through the date of this Current Report on Form 8-K,  there were no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K), except that in connection with their audit for the year ended June 28, 2003 Ernst & Young advised us of two reportable conditions which constituted material weaknesses in internal controls necessary for us to develop reliable financial statements.  Ernst & Young advised us that in its opinion the material weaknesses were (i) a failure in the Company’s implementation of a new accounting software system and (ii) a lack of standard operational controls to detect errors in account balances once the new accounting software system was implemented.  However, Ernst & Young has advised our Audit Committee and management that these conditions were considered in determining the nature, timing, and extent of the procedures performed in Ernst & Young’s audit of our consolidated financial statements for the year ended June 28, 2003, and that these conditions do not affect Ernst & Young’s report dated August 18, 2003 (except for Note 14 as to which the date is September 24, 2003) on those financial statements.

Our Audit Committee and management have discussed the reportable conditions with Ernst & Young.  Management believes that since year-end, it has implemented additional controls sufficient to prevent the data entry problems it encountered during the implementation of its new accounting software system from occurring in the future.  The Company has also reevaluated its other internal controls, and management believes it has taken the necessary steps so that adequate control procedures are in place and will be followed.  Management also believes that our financial statements and related disclosures, as filed to date, present fairly, in all material respects, our financial condition and results of operations for the respective periods.  We also believe that the material weaknesses specified by Ernst & Young have not adversely affected our ability to report, in a timely manner, material information required to be included in our periodic filings with the Securities and Exchange Commission.  We have authorized Ernst & Young to respond fully to the inquiries of BDO Seidman concerning the material weaknesses and any other accounting or other matters.

We provided a copy of the above disclosures to Ernst & Young and requested that Ernst & Young furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree.  A copy of such letter, dated December 9, 2003, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During our fiscal years ended June 29, 2002 and June 28, 2003 and through the date of this Current Report on Form 8-K, we did not consult BDO Seidman with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304 (a)(1)(iv) and (v) of Regulation S-K.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits

Number	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated December 9, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANDELA CORPORATION

By:	/s/ F. Paul Broyer
F. Paul Broyer
Senior Vice President, Finance & Administration, and Chief Financial Officer (principal financial and accounting officer)

Date:  December 9, 2003

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated December 9, 2003.